Exhibit 99.1

Execution Version

SECOND AMENDMENT TO
CREDIT AND SECURITY AGREEMENT

SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT, dated as of November 12, 2024 (this “Amendment”), by and among Armata Pharmaceuticals, Inc., a Washington corporation (the “Borrower”), each Guarantor from time to time party to the Credit Agreement (as defined below) (the “Guarantors” and, together with the Borrower, the “Loan Parties”) and Innoviva Strategic Opportunities LLC, a Delaware limited liability company, or an affiliate thereof (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Loan Parties and the Lender have entered into that certain Credit and Security Agreement, dated as of July 10, 2023 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) (capitalized terms not otherwise defined in this Amendment have the same meanings assigned thereto in the Credit Agreement).

WHEREAS, the Borrower and the Lender have agreed to amend the Credit Agreement, pursuant to, and in accordance with, Section 11.02 of the Credit Agreement in order to effect the amendments set forth herein, to be deemed effective on the Amendment Effective Date (as defined below).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.   Amendment to Credit Agreement.

(a)          The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Maturity Date” means January 10, 2026.”

SECTION 2.   Representations and Warranties. Each of the Loan Parties hereby represents and warrants on the Amendment Effective Date that:

(a)         Each of the Loan Parties (i) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrower, to make the borrowings hereunder, and to execute and deliver this Amendment, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction other than the state or jurisdiction of its organization in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect.  The Borrower and its Subsidiaries have obtained, and are in compliance with, all licenses, permits, approvals and other authorizations necessary for the operation of their business

(b)          The execution, delivery and performance by each Loan Party of this Amendment, (i) has been duly authorized by all necessary action, (ii) does not and will not contravene (A) any of its Governing Documents, (B) any applicable Requirement of Law or (C) any Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) does not and will not result in or require the creation of any Lien (other than pursuant to this Amendment) upon or with respect to any of its properties, except, in the case of clause (ii)(C), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(c)          No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment other than any authorization, approval, notice or filing or other action as has been previously been obtained or taken and remains in full force and effect on the Amendment Effective Date.

(d)          This Amendment is a legal, valid and binding obligation of each Loan Party, enforceable against each, such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(e)          The representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement and any other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.

SECTION 3.   Conditions of Effectiveness of this Amendment. This Amendment shall become effective as of the date on which the following conditions shall have been satisfied (or waived) (the “Amendment Effective Date”):

(a)          the Lender (or its counsel) shall have received counterparts to this Amendment, duly executed by the Borrower and the other Loan Parties; and

(b)          the Borrower shall have paid or shall pay on the Amendment Effective Date all costs, fees and expenses required to be paid pursuant to Section 7 hereof and Section 11.04 of the Credit Agreement, including, without limitation, fees and expenses of Willkie Farr & Gallagher LLP, counsel to the Lender.

SECTION 4.   Reference to and Effect on the Credit Agreement and the other Loan Documents.

(a)         On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)         The Credit Agreement, as specifically amended by this Amendment, and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)         The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the Amendment Effective Date, this Amendment shall for all purposes constitute a Loan Document.

(d)        This Amendment shall not extinguish the Loans or any other Obligations outstanding under the Credit Agreement. Nothing contained herein shall be construed as a substitution or novation of the Loans or any other Obligations outstanding under the Credit Agreement, which shall remain outstanding after the Amendment Effective Date as modified hereby.

(e)          The Loan Parties expressly acknowledge and agree that (i) there has not been, and this Amendment does not constitute or establish, a novation with respect to the Credit Agreement or any other Loan Document, or a mutual departure from the strict terms, provisions, and conditions thereof and (ii) nothing in this Amendment shall affect or limit the Lender’s right to demand payment of liabilities owing from the Loan Parties to the Lender under, or to demand strict performance of the terms, provisions and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence and continuance of an Event of Default under the Credit Agreement or the other Loan Documents.

SECTION 5.   Reaffirmation. Each Loan Party hereby reaffirms its obligations under the Credit Agreement and each other Loan Document to which it is a party, in each case as amended by this Amendment and acknowledges and agrees that the grants of security interests by and the guarantees of the Loan Parties contained in the Loan Documents are, and shall remain, in full force and effect immediately after giving effect to this Amendment.

SECTION 6.   Execution in Counterparts; Electronic Signatures. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof. The words “execution”, “execute”, “signed”, “signature” and words of like import in or related to this Amendment or any other document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Lender is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Lender pursuant to procedures approved by it.

SECTION 7.   Costs and Expenses. The Borrower agrees to reimburse the Lender for its reasonable out of pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Willkie Farr & Gallagher LLP, counsel for the Lender, in each case, to the extent that an invoice that sets forth such costs and expense in reasonable detail has been provided to the Borrower in accordance with Section 11.04 of the Credit Agreement.

SECTION 8.   Governing Law; Consent to Jurisdiction; Service of Process and Venue; Waiver of Jury Trial, Etc. The provisions of Sections 11.09 (GOVERNING LAW), 11.10 (CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE) and 11.11 (WAIVER OF JURY TRIAL, ETC.) of the Credit Agreement are hereby incorporated in this Amendment, mutatis mutandis, and shall have the same effect as if this Amendment were a part of the Credit Agreement.

SECTION 9.   Headings. The section headings used in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose, be given any substantive effect, affect the construction hereof or be taken into consideration in the interpretation hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective signatories thereunto duly authorized, as of the date first above written.

ARMATA PHARMACEUTICALS, INC.,
as Borrower

By:	/s/ Deborah Birx
Name:	Deborah Birx
Title:	CEO

C3J THERAPEUTICS, INC,
as Guarantor

By:	/s/ Deborah Birx
Name:	Deborah Birx
Title:	CEO

C3 JIAN, LLC,
as Guarantor

By:	/s/ Deborah Birx
Name:	Deborah Birx
Title:	CEO

[Signature Page to Second Amendment to Credit and Security Agreement]

INNOVIVA STRATEGIC OPPORTUNITIES LLC,
as Lender

By: Innoviva, Inc. (its managing member)

By:	/s/ Pavel Raifeld
Name:	Pavel Raifeld
Title:	Chief Executive Officer

[Signature Page to Second Amendment to Credit and Security Agreement]